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                                                                     EXHIBIT 5.1

                            Alberto-Culver Company
                             2525 Armitage Avenue
                         Melrose Park, Illinois 60160

                               January 5, 1998

Alberto-Culver Company
2525 Armitage Avenue
Melrose Park, Illinois 60160


Ladies and Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-3 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") relating to the registration of shares of Class A Common Stock, $.22 par value per share, of Alberto-Culver Company (the "Company") for sales which may be made by certain stockholders of the Company (the "Registered Shares").

     I, in my capacity as General Counsel of Alberto-Culver Company, am familiar with the proceedings to date with respect to the proposed sale of the Registered Shares and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

     I am of the opinion that:

     1. The Registered Shares constitute validly issued, fully paid and nonassessable shares.

     I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "blue sky" laws of the various states to the sale of the Registered Shares.

     The Registered Shares are treasury shares. I have assumed for purposes of this opinion that each of the Registered Shares, when originally issued, constituted validly issued, fully paid and nonassessable shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.



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     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,
                                                ALBERTO-CULVER COMPANY


                                                /s/ Gary P. Schmidt


                                                Gary P. Schmidt
                                                General Counsel















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